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PRESS ANNOUNCEMENT
Date:    July 25, 2008
Contact: C. Keith Swaney (440) 248-7171

     PVF CAPITAL CORP. INCREASES LOAN LOSS RESERVE; REDUCES CASH DIVIDEND;
                  REPORTS FOURTH QUARTER AND YEAR-END RESULTS

SOLON, Ohio, July 25, 2008 -- PVF Capital Corp. (Nasdaq: PVFC), the parent company of Park View Federal Savings Bank, today announced an additional increase in its loan loss reserve by $4 million in the fiscal fourth quarter ended June 30, 2008. This increase will be a non-cash charge against fourth quarter and year-end earnings and will in no way affect the bank's well-capitalized status, with capital ratios well in excess of regulatory requirements.

Chairman John R. Male said, "We believe increasing the provision for loan loss reserves to be a prudent measure to protect the bank given the weak housing market and slowing economy that continues to adversely affect the region."

He continued, "With non-performing assets as our primary challenge, we continue to work with those borrowers to return these assets to performing status. Additionally, our staff is focused on executing the business plan to provide our customers with products and services that will increase shareholder value as we rebuild our net interest margin in this difficult operating environment."

To further strengthen the Company's capital position, the Board of Directors reduced the quarterly cash dividend on common stock to $0.01 per share from $0.074 per share, payable August 22, 2008 to stockholders of record at the close of business on August 15, 2008.

After increasing the loan loss provision, PVF Capital Corp. reported a net loss of $2,460,000, or $0.32 basic earnings per share and $0.32 diluted earnings per share, for the fiscal fourth quarter. In the year-earlier quarter, the Company reported earnings of $357,000, or $0.05 basic earnings per share and $0.05 diluted earnings per share.

For fiscal 2008, the Company announced a net loss of $816,000, or $0.10 basic earnings per share and $0.10 diluted earnings per share, compared with earnings of $4,234,000, or $0.55 basic earnings per share and $0.54 diluted earnings per share, for fiscal 2007.

Male said shrinking interest margins and expenses related to the terminated merger agreement with United Community Financial Corp. also adversely affected results for the quarter and fiscal year.

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Net charge-offs for the fiscal 2008 fourth quarter and year were $0.6 million and $1.2 million, respectively, compared with $0.9 million and $1.2 million, respectively, in the year-ago periods. For fiscal 2008, the increase to the loan loss reserve, net of charge offs, brings the reserve to $9.7 million from $4.6 million a year ago.

Non-interest income for the quarter and fiscal year decreased as a result of net losses incurred from the sale of real estate owned and lower income from an investment in bank-owned life insurance. The decreases in non-interest income were partially offset by a reduction in non-interest expenses, including compensation and benefits, office occupancy and equipment, and advertising.

PVF Capital Corp.'s assets at June 30, 2008, were $867.6 million, a decrease of $33.2 million, or 3.7 percent from fiscal 2007 year end. Total stockholders' equity was $69.2 million at June 30, 2008. Return on assets and return on equity were (0.09%) and (1.15%), respectively, for fiscal 2008.

Visit our web site at www.pvfsb.com.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Capital market under the symbol PVFC.

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PVF CAPITAL CORP.
                                                              30000 Aurora Road
                                                                Solon, OH 44139
                                                                   440-248-7171

                         SUMMARY OF FINANCIAL HIGHLIGHTS
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (Unaudited)


(Dollars in thousands)                           June 30,            June 30,
                                                   2008                2007
                                                 --------            ---------
ASSETS
------
  Cash and cash equivalents                      $ 17,804            $ 28,458
  Investment securities                             9,470              58,000
  Loans and mortgage backed securities            777,474             754,202
  Other assets                                     62,890              60,156
                                                 --------            ---------
    Total Assets                                 $867,638            $900,816
                                                 ========            =========
LIABILITIES
-----------
  Deposits                                       $659,386            $658,053
  Borrowed money                                  114,950             146,260
  Other liabilities                                24,071              25,013
                                                 --------            ---------
    Total Liabilities                             798,407             829,326
                                                 --------            ---------
    Total Stockholders' Equity                     69,231              71,490
                                                 --------            ---------
    Total Liabilities and Stockholders' Equity   $867,638            $900,816
                                                 ========            =========


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)


                                                       Three Months Ended   Twelve Months Ended
(Dollars in thousands except per share data)                 June 30,            June 30,
                                                         2008     2007        2008        2007
                                                      --------   -------    --------    --------
  INTEREST INCOME                                     $13,154    $15,455    $56,485     $62,020
  INTEREST EXPENSE                                      7,257      9,461     34,275      36,705
                                                      --------   -------    --------    --------
  NET INTEREST INCOME                                   5,897      5,994     22,210      25,315
    Provision for loan losses                           4,731      1,012      6,225       1,103
                                                      --------   -------    --------    --------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES   1,166      4,982     15,985      24,212
  TOTAL NONINTEREST INCOME                                210        790      3,056       3,376
  TOTAL NONINTEREST EXPENSE                             5,302      5,376     20,805      21,634
                                                      --------   -------    --------    --------
  INCOME BEFORE FEDERAL INCOME TAX PROVISION           (3,926)       396     (1,764)      5,954
    Federal income tax provision                       (1,466)        39       (948)      1,720
                                                      --------   -------    --------    --------
  NET INCOME                                          ($2,460)      $357      ($816)     $4,234
                                                      ========   =======    ========    ========
  BASIC EARNINGS PER SHARE                             ($0.32)     $0.05     ($0.10)      $0.55
                                                      ========   =======    ========    ========
  DILUTED EARNINGS PER SHARE                           ($0.32)     $0.05     ($0.10)      $0.54
                                                      ========   =======    ========    ========